Exhibit 4.5

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                          , 20      (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT.

Condor Hospitality Trust, Inc.
Incorporated under the laws of the State of Maryland

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of
Condor Hospitality Trust, Inc.
CUSIP#:
Subscription Price: $2.50 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON                          , 2021, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.31556 shares of Common Stock, with a par value of $0.01 per share, of Condor Hospitality Trust, Inc., a Maryland corporation, at a subscription price of $2.50 per whole share (the “Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto and the Prospectus.

This Subscription Rights Certificate is not valid unless countersigned and registered by the subscription agent and registrar.

Witness the signatures of the duly authorized officers of Condor Hospitality Trust, Inc.	Dated:

Chief Executive Officer	Interim Chief Financial Officer, Treasurer and Secretary

COUNTERSIGNED AND REGISTERED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., TRANSFER AGENT AND REGISTRAR

By:
Authorized Signatory

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by regular mail:	If delivering by hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Subscription Right, please complete lines (a) and (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Subscription Right.

(a) EXERCISE OF SUBSCRIPTION RIGHT:

I apply for		shares x	$2.50 =	$
	(no. of new shares)	(subscription price)		(amount enclosed)

(b) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft drawn on a U.S. bank, or postal telegraphic or express.

☐	Money order payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐
Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at U.S. Bank National Association, ABA #123000848, Account #153910728465, Broadridge FBO Condor Hospitality Trust, Inc., with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that after giving effect to the exercise of my Rights I will not beneficially own more than 9.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus).  I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, TOLL FREE AT +1 (855) 793-5068.